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                                                                    EXHIBIT 99.4

                              MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT ("Agreement") is entered into as of May 1, 2001 by and between National Energy Group, Inc. ("NEG") and NEG Operating LLC, a Delaware Limited Liability Company, ("LLC").

                                    RECITALS

     WHEREAS, LLC is together with Shana National LLC, a Delaware Limited Liability Company ("Shana LLC"), of which LLC is the sole member, (LLC and Shana LLC being together referred to as "Operating LLC") is the owner of certain oil and gas properties formerly owned by NEG and Shana Petroleum Company. and anticipates acquiring other oil and gas properties from time to time;

     WHEREAS, LLC is a single member LLC whose single member is NEG Holding LLC, whose members are NEG and Gascon Partners, an affiliate of Arnos Corp.;

     WHEREAS, pursuant to the terms of the Plan of Reorganization for NEG effective as of August 4, 2000, provision was made for the creation and operation of an LLC that would own properties formerly owned by NEG and which would receive assets and cash from Arnos Corp. or an affiliate thereof;

     WHEREAS, the member of the LLC and its members desire that the assets of the Operating LLC be managed by management familiar with the oil and gas business and have determined that NEG can provide such management;

     WHEREAS, as Operating LLC desires that NEG be engaged to manage the properties owned by the Operating LLC;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   AGREEMENTS

1    APPOINTMENT; COMMENCEMENT DATE; AND TERM

     1.1 APPOINTMENT. LLC appoints and employs NEG as its agent to manage and operate the Operating LLC's oil and gas assets wherever found and howsoever constituted ("Managed Properties"). By acting within the scope of the authority granted by this Agreement, NEG shall be acting only as the appointed agent and representative of LLC with respect to only the Managed Properties, and nothing in this Agreement shall be construed as creating a tenancy, partnership, joint venture, or any other relationship between the NEG and LLC, other than as exists independently of this Agreement.

     1.2 COMMENCEMENT DATE. This Agreement and NEG's appointment pursuant to paragraph 1.1 shall be effective on May 1, 2001 (the "Commencement Date").

     1.3 TERM. Subject to earlier termination pursuant to paragraphs 5.1 and 5.2, this Agreement shall be in effect until the earlier of (a) November 1, 2006, and (b) such time as the Operating LLC no longer owns any Managed Properties.

2    OPERATIONS

     2.1 GENERAL. NEG shall supervise and direct the general day-to-day operations of the Managed Properties. In performing its duties, NEG shall operate the Managed Properties using operational practices and procedures that are consistent with those of other Managed Properties of similar type, size and quality and with the operational practices and procedures which NEG employed with respect to its own properties from time to time.

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     2.2 EMPLOYEES. All personnel of the Managed Properties, except for directors of NEG, shall be employees of or consultants to NEG. NEG shall have the authority to hire, supervise, direct and discharge all personnel working in the Managed Properties.

     2.3 LICENSES AND PERMITS. All fees and expenses relating to such licenses, approvals and permits, as are necessary to operate the Managed Properties, shall be the paid by LLC.

     2.4 INSURANCE. NEG shall obtain for LLC and LLC shall maintain and pay all premiums relating to insurance coverage with respect to the Managed Properties.

     2.5 OPERATING EXPENSES. All costs and expenses of operating the Managed Properties in the ordinary course of business, including without limitation, costs of insurance coverage, repairs and maintenance to the Managed Properties shall be the obligation of and paid by LLC. All debts and liabilities incurred by NEG within the scope of the authority granted and permitted herein in the course of its management and operation of the Managed Properties shall be the debts and liabilities of Operating LLC only, and, subject to the provisions of Paragraph 4 hereof, NEG shall not be liable therefor for its own account. NEG shall not, however, without the prior written consent of LLC, which consent may be withheld by LLC at its absolute discretion: (a) incur any capital expenditures at the Managed Properties in excess of those amounts approved pursuant to an operating budget adopted by LLC, (b) incur any indebtedness on the part of LLC other than in the ordinary course of business of the Managed Properties, or (c) permit any lien or other encumbrance to be placed on any Managed Properties assets as a result of NEG's failure to perform its obligations hereunder.

     2.6 OPERATING REVENUES. All revenues generated at the Managed Properties shall be the sole property of Operating LLC and all such revenues shall be accounted for and deposited by NEG into Operating LLC's designated bank accounts.

     2.7 NEG HOLDING LLC'S RIGHTS TO ACCESS. Notwithstanding any provision herein to the contrary, NEG Holding LLC shall have the right to have its representatives on the premises of the Managed Properties at all times and such representatives shall have full access to all areas of the Managed Properties at all times and shall be entitled to inspect, observe and audit all aspects of the operations of the Managed Properties; provided that such activities do not interfere with the orderly operation of the Managed Properties by NEG.

3    MANAGEMENT FEE

     3.1 MANAGEMENT FEE. As consideration for the performance of its obligations hereunder, LLC will pay to NEG a fee which shall be payable monthly in arrears initially equal to 115% ("Fee") of the actual direct and indirect administrative and reasonable overhead costs incurred by NEG in operating the Managed Properties pursuant hereto, it being agreed that for the purposes of this provision, the salaries of the Chief Executive Officer of NEG shall be 70% attributable to the Managed Properties, the salaries of the Vice-President and General Counsel and of the Chief Financial Officer shall be 20% attributable to the Managed Properties. The fee shall be set forth with specificity and shall be billed to LLC on a monthly basis and paid within 30 days thereafter, and interest or any unpaid amounts shall accrue at the prime rate per annum as published by Citibank New York, New York. No bill shall be deemed to have been rendered unless a copy thereof has been delivered to NEG Holding LLC. Notwithstanding the foregoing, either LLC or NEG may, at any time and from time to time, seek to change the amount of the Fee to any other number within the range of 110% to 115% and the parties shall make such change if they agree it is warranted, but, absent such agreement, the Fee shall remain as it was prior to time the change was sought. In addition, such parties will consult with each other with a view to ensuring that the actual overhead costs attributable to the managed properties be properly reflected in the Fee which is paid to NEG.

     3.2 COMPENSATION OF NEG DIRECTORS AND OFFICERS. Any compensation due and owing from NEG to any director, officer or employee or consultant of NEG shall be paid solely by NEG, provided, however, that to the extent that any such compensation is part of the actual administrative and reasonable overhead costs incurred by NEG as specified in Paragraph 3.1 hereof, then LLC shall comply with Paragraph 3.1 with respect thereto.

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4    INDEMNIFICATION

     4.1 INDEMNIFICATION OF NEG.

         4.1.1 LLC shall indemnify and hold NEG free and harmless from any liability for injury or death to persons or damage or destruction of property due to any cause whatsoever, either in or about the Managed Properties or elsewhere, as a result of the performance of this Agreement by NEG, its agents, officers, directors, employees or consultants, irrespective of whether alleged to be caused, wholly or partially, by NEG, its agents, officers, directors, or employees.

         4.1.2 LLC shall reimburse NEG upon demand for any money or other property that NEG is required to pay out for judgments, settlements, or expenses in defense of any claim, civil or criminal action, proceeding, charge, or prosecution made, instituted, or maintained against NEG or LLC, jointly or severally, because of the condition or use of the Managed Properties or arising out of or based upon any law, regulation, requirement, contract, or award.

         4.1.3 LLC shall defend any claim, action, suit, or proceeding brought against NEG or LLC, jointly or severally, arising out of or connected with any of the foregoing, and shall hold harmless and fully indemnify NEG from any judgment, loss, or settlement on account thereof, regardless of the jurisdiction in which any such claims, actions, suits or proceedings may be brought.

         4.1.4 Notwithstanding the provisions of paragraphs 4.1.1, 4.1.2, and 4.1.3, LLC shall not be liable to indemnify and hold NEG harmless from any liability resulting from the gross negligence, misconduct or willful misconduct of NEG, its agents, employees, consultants, officers, or directors, including employees selected and supervised by NEG under this Agreement in connection with NEG's management and/or operation of the Managed Properties.

     4.2 INDEMNIFICATION OF LLC.

         4.2.1 NEG agrees to indemnify and hold LLC free and harmless from any liability for injury or death to any person or damage or destruction of property due to the gross negligence, misconduct or willful misconduct of NEG, its agents, employees, consultants, officers, or directors in connection with NEG's management and/or operation of the Managed Properties.

         4.2.2 NEG agrees to reimburse LLC on demand for any money or other property that LLC is required to pay out by reason of the negligence, gross negligence, misconduct or willful misconduct of NEG.

         4.2.3 NEG agrees to defend any claim, action, suit or proceeding brought against LLC arising out of or in connection with the gross negligence, misconduct or willful misconduct of NEG, and to hold harmless and fully indemnify LLC from any judgment, loss, or settlement on account thereof, regardless of the jurisdiction in which any such claims, actions, suits, or proceedings may be brought.

     4.3 GENERAL. As used in this paragraph, the party or parties required to indemnify shall be referred to as the "Indemnitor," and the party or parties entitled to be indemnified shall be referred to as the "Indemnitee." If the Indemnitor becomes obligated to the Indemnitee, or if a suit, action, investigation, claim, or proceeding is instituted as a result of which the Indemnitor may become obligated to the Indemnitee, the Indemnitee shall promptly give written notice to the Indemnitor. The Indemnitor shall defend, contest, and otherwise protect against any such suit, action, investigation, claim, or proceeding at the Indemnitor's own cost and expense. The Indemnitee shall have the right but not the obligation to participate at its own expense in the defense thereof by counsel of its own choice. If the Indemnitor fails timely to defend, contest, or otherwise protect against any such suit, action, investigation, claim, or proceeding, the Indemnitee shall have the right to defend, contest, or otherwise protect against the same and may make any compromise or settlement thereof consented to in writing by the Indemnitor and recover the entire cost thereof from the Indemnitor including, but not limited to, reasonable attorneys' fees, disbursements, and all amounts paid as a result of such suit, action, investigation, claim, or proceeding, or the compromise or settlement thereof.

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5    TERMINATION

     5.1 TERMINATION BY LLC. LLC may at its sole option, without prior notice except as set forth in this Paragraph 5.1, terminate this Agreement if NEG fails, in the opinion of LLC, to correct, on a continuing basis, any actions or failure to take action with respect to the Managed Properties in accordance with the standards set forth in this Agreement after NEG has been given, at least 90 days prior to the termination, written notice of LLC's intent to terminate this Agreement.

     5.2 TERMINATION BY NEG. NEG may terminate this Agreement at any time upon giving LLC 60 days written notice of such termination.

6    MISCELLANEOUS PROVISIONS

     6.1 FURTHER ACTS. Each party shall execute all documents and take all other actions necessary to effectuate the provisions and purposes of this Agreement.

     6.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties concerning the subject matter hereof.

     6.3 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware.

         Notices shall be given in writing and are deemed given when received and shall be given to the following addresses and/or telecopy numbers:

     (a) If to NEG:    National Energy Group, Inc.
                       4925 Greenville Avenue, Suite 1400
                       Dallas, Texas 75206
                       (214) 692-5055 - Facsimile

     (b) If to LLC:    NEG Operating LLC
                       c/o Icahn Associates Corp.
                       767 Fifth Avenue, 47th Floor
                       New York, NY 10153
                       (212) 750-5815 - Facsimile

     6.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

     DATED this ____ day of September, 2001

LLC                                    NEG
NEG Operating LLC                      National Energy Group, Inc.
By NEG Holding LLC, Member
By Gascon Partners, Member
By Astral Gas Corp., General Partner   By:
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By:
   --------------------------------
   Edward E. Mattner, President

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